News Release
For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS FOURTH QUARTER FINANCIAL RESULTS
***
REVENUE INCREASED 58% YEAR OVER YEAR

SAN DIEGO, February 5, 2008 – Iomega Corporation (NYSE: IOM) today reported net revenue of $120.6 million and net income of $6.5 million, or $0.12 per diluted share, for the quarter ended December 31, 2007.  In comparison, fourth quarter 2006 net revenue was $76.2 million with net income of $4.9 million, or $0.09 per diluted share.  Fourth quarter 2007 net revenue increased $44.4 million, or 58%, from the same quarter last year, primarily due to strong growth in Consumer Storage Solutions and Network Storage Systems products of 86% and 76%, respectively. Gross margin for fourth quarter 2007 was $20.9 million, or 17.3%, as compared to fourth quarter 2006 gross margin of $15.4 million, or 20.2%.  The increase in gross margin dollars and decrease in gross margin percentage from the same period last year was a result of growth in Consumer Storage Solutions products, and an expected Zip revenue decline of 48% which carries a higher gross margin percentage than Consumer Storage Solutions products.

Fourth quarter 2007 net income included a pre-tax, cash benefit of $3.5 million related to a prior license of intellectual property and pre-tax expenses of $1.2 million for external professional fees associated with the recently announced acquisition of ExcelStor Group.  Taken together, this pre-tax net benefit of $2.3 million represents an impact to fourth quarter 2007 net income of approximately $0.03 per diluted share.

Total year 2007 net revenue was $336.6 million with net income of $10.1 million, or $0.18 per diluted share.  In comparison, 2006 net revenue was $229.5 million with a net loss of $8.8 million, or ($0.17) per share.  This represents a revenue increase of $107.1 million, or 47%, due primarily to strong growth in Consumer Storage Solutions and Network Storage Systems products of 86% and 35%, respectively, partially offset by an expected Zip revenue decline of 49%.

Cash, cash equivalents and temporary investments, inclusive of long-term cash investments, at December 31, 2007 totaled $64.6 million, a decrease of $4.8 million from the end of third quarter 2007.  This decrease was a result of timing of working capital needs during the fourth quarter and building inventory required to meet the expected robust demand in first quarter 2008.

“I am pleased with our financial and operational execution for the fourth quarter and the strong revenue performance in our Consumer Storage and Network Storage product lines, both of which achieved substantial year-over-year growth despite the HDD supply constraints the entire industry experienced this quarter,” said Jonathan Huberman, Chief Executive Officer, Iomega Corporation. “I am proud of the collective efforts of the Iomega team who delivered an impressive 47% revenue growth in 2007.”

2008 Financial Guidance

In December, we issued preliminary revenue guidance for 2008 of $383.6 million and non-GAAP net income of $10.1 million, or $0.18 per diluted share.  Given the strong performance we saw in fourth quarter 2007, we now expect full year 2008 revenue of approximately $400 million and non-GAAP net income of $11.0 million, or $0.20 per diluted share.  These non-GAAP net income figures exclude any external expenses associated with the acquisition of ExcelStor Group, and any effects of the acquisition itself.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's fourth quarter 2007 financial results and management’s goals and business outlook.  The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on February 19, 2008.

About Iomega

Iomega Corporation, headquartered in San Diego, is a worldwide leader in innovative storage and network security solutions for small- and mid-sized businesses, consumers and others.  The Company has sold more than 400 million digital storage drives and disks since its inception in 1980.  Today, Iomega’s product portfolio includes industry leading network attached storage products, external hard drives, and its own award-winning removable storage technology, the REV® Backup Drive.  OfficeScreen®, Iomega’s managed security services, which are available in the U.S. and select markets in Europe, provide enterprise quality perimeter security and secure remote network access for SMBs, which help protect small enterprises from data theft and liability.  To learn about all of Iomega’s digital storage products and managed services solutions, please go to the Web at www.iomega.com.  Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding our expectations concerning the first quarter, regarding margin levels generally obtained, the forecast presented in the section of this release entitled “2008 Financial Guidance” and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All such statements are based upon information available to us as of February 5, 2008; and we disclaim any intention or obligation to update any such statements.  Actual results could differ materially from current expectations.  Factors that could cause or contribute to such differences include losses of key personnel; lower than anticipated sales of our products; any inability or failure to improve REV product sales, or to stabilize or improve HDD product gross margins; unexpected technical, manufacturing, or supply issues with our products; supply shortages impacting our suppliers; any inability to maintain a competitive cost structure; competition; any inability to maintain stringent quality assurance standards and customer satisfaction; difficulties or costs associated with completing strategic opportunities to grow our business including the pending ExcelStor Group acquisition announced on December 12, 2007; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; faster than expected declines in Zip product sales and gross margins; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Important Additional Information for Investors and Stockholders

This press release, to the extent that it discusses Iomega’s acquisition of ExcelStor, relates to the proposed acquisition of ExcelStor Great Wall Technology Limited, a Cayman Islands company (“EGWTL”), and Shenzhen ExcelStor Technology Limited, a PRC company (“SETL”) by Iomega Corporation (“Iomega” or the “Company”) from Great Wall Technology Company Limited, a People’s Republic of China company (“GWT”), ExcelStor Group Limited, a Cayman Islands company (“EGL”), ExcelStor Holdings Limited, a British Virgin Islands company (“EHL” and, together with GWT and EGL, the “Selling Shareholders”), pursuant to the terms of a Share Purchase Agreement, dated as of December 12, 2007 among Iomega, the Selling Shareholders, EGWTL, and SETL (the “Proposed Acquisition”). In connection with the ExcelStor transaction, the Company intends to file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the proxy statement (when it becomes available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230.

The Company, EGWTL, SETL, the Selling Shareholders and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC on April 13, 2007 and the Company’s Current Reports on Form 8-K filed with the SEC on September 27, 2007, November 8, 2007, December 12, 2007, December 20, 2007, and January 23, 2008. Certain directors and executive officers of the Company may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction. Additional information regarding the Company, EGWTL, SETL, the Selling Shareholders and the interests of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC.

###

Copyright© 2008 Iomega Corporation.  All rights reserved.  Iomega, Zip, REV, and OfficeScreen are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries.  Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Sept. 30,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales	$120,644	100.0%	$76,226	100.0%	$80,667	100.0%
Cost of Sales	99,783	82.7%	60,824	79.8%	67,714	83.9%
Gross margin	20,861	17.3%	15,402	20.2%	12,953	16.1%

Operating Expenses:
Selling, general and administrative (1)	14,610	12.1%	9,917	13.0%	10,120	12.5%
Research and development	2,711	2.2%	1,959	2.6%	1,872	2.3%
License and patent fee income	(3,500)	(2.9%)	-	0.0%	-	0.0%
Goodwill impairment charge	-	0.0%	793	1.0%	-	0.0%
Restructuring reversals	(109)	(0.1%)	(829)	(1.1%)	(153)	(0.2%)
Total operating expenses	13,712	11.4%	11,840	15.5%	11,839	14.7%
Operating Income	7,149	5.9%	3,562	4.7%	1,114	1.4%
Interest and other income and expense, net	1,083	0.9%	752	1.0%	728	0.9%
Income Before Income Taxes	8,232	6.8%	4,314	5.7%	1,842	2.3%
Benefit (Provision) for Income Taxes	(1,710)	(1.4%)	286	0.4%	(549)	(0.7%)
Net Income From Continuing Operations	6,522	5.4%	4,600	6.0%	1,293	1.6%
Income From Discontinued ByteTaxi, Inc. Operations (net of taxes) (2)	-	0.0%	272	0.4%	-	0.0%
Net Income	$6,522	5.4%	$4,872	6.4%	$1,293	1.6%

Net Income Per Share	$0.12		$0.09		$0.02
Diluted Income Per Share	$0.12		$0.09		$0.02
Weighted Average Common Shares Outstanding	54,764		54,730		54,754
Weighted Average Common Shares Outstanding - Assuming Dilution	55,305		55,191		55,518

(1) Q4 2007 and Q3 2007 includes $1.2 million and $0.3 million of professional fees paid to 3rd parties in connection with the anticipated ExcelStor Group acquisition, respectively.
(2) Q4 2006 relates to the final payment from an escrow account associated with the ByteTaxi, Inc. sale.

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Sept. 30,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$96,863	80.3%	$52,150	68.4%	$60,685	75.2%
Zip	2,853	2.4%	5,472	7.2%	3,816	4.7%
Business Products:
REV	9,186	7.6%	11,929	15.6%	8,981	11.1%
Network Storage Systems (2)	8,949	7.4%	5,093	6.7%	5,523	6.8%
Services(3)	2,763	2.3%	1,536	2.0%	1,653	2.0%
Other Products	30	0.0%	46	0.1%	9	0.0%
Total Sales	$120,644		$76,226		$80,667

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$2,641		$2,331		$(545)
Zip (4)	1,056		1,510		1,224
Business Products:
REV	252		(1,198)		204
Network Storage Systems (2)	(206)		690		566
Services (3)	(51)		(464)		(349)
Other Products (5)	3,348		(136)		(139)
Restructuring reversals	109		829		153
Operating Income	$7,149		$3,562		$1,114

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD drives.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. Also includes miscellaneous Iomega services previously classified in Other Products.
(4) Q4 2006 included a $0.8 million goodwill impairment charge.
(5) Q4 2007 includes a pre-tax cash benefit of $3.5 million related to a prior license of intellectual property.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2007	Sales	2006	Sales
Sales	$336,614	100.0%	$229,554	100.0%
Cost of Sales	276,358	82.1%	183,342	79.9%
Gross margin	60,256	17.9%	46,212	20.1%

Operating Expenses:
Selling, general and administrative (1) (3)	45,145	13.4%	41,391	18.0%
Research and development	8,106	2.4%	8,905	3.9%
License and patent fee income	(3,952)	(1.2%)	(1,085)	(0.5%)
Goodwill impairment charges	2,963	0.9%	8,728	3.8%
Restructuring charges (reversals)	(344)	(0.1%)	3,529	1.5%
Total operating expenses	51,918	15.4%	61,468	26.8%
Operating Income (Loss)	8,338	2.5%	(15,256)	(6.6%)
Interest and other income and expense, net (2)	2,978	0.9%	3,865	1.7%
Income (Loss) Before Income Taxes	11,316	3.4%	(11,391)	(5.0%)
Benefit (Provision) for Income Taxes	(1,261)	(0.4%)	2,276	1.0%
Income (Loss) From Continuing Operations	10,055	3.0%	(9,115)	(4.0%)
Income From Discontinued ByteTaxi, Inc. Operations (net of taxes) (4)	-	0.0%	272	0.1%
Net Income (Loss)	$10,055	3.0%	$(8,843)	(3.9%)

Income (Loss) Per Share	$0.18		$(0.17)
Diluted Earnings (Loss) Per Share	$0.18		$(0.17)
Weighted Average Common Shares Outstanding	54,747		52,855
Weighted Average Common Shares Outstanding - Assuming Dilution	55,204		52,855

(1) 2006 included $1.0 million of non-restructuring, severance related costs associated with prior CEO.
(2) 2006 included a $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999. The Company dissolved this entity in the third quarter of 2006.
(3) 2007 includes $2.3 million of professional fees paid to 3rd parties in connection with the anticipated ExcelStor Group acquisition.
(4) 2006 relates to the final payment from an escrow account associated with the ByteTaxi, Inc. sale.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2007	Sales	2006	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$250,125	74.3%	$134,149	58.4%
Zip	15,950	4.7%	31,153	13.6%
Business Products:
REV	38,574	11.5%	42,798	18.6%
Network Storage Systems (2)	24,026	7.1%	17,817	7.8%
Services(3)	7,661	2.3%	3,051	1.3%
Other Products	278	0.1%	586	0.3%
Total Sales	$336,614		$229,554

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions(1)	$2,500		$(9,335)
Zip(4)	2,860		3,384
Business Products:
REV	486		(6,940)
Network Storage Systems(2)	5		1,574
Services(3)	(1,455)		(290)
Other Products(6) (7)	3,598		875
Non-Restructuring charges (5)	-		(995)
Restructuring reversals (charges)	344		(3,529)
Operating Income (Loss)	$8,338		$(15,256)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD drives beginning in Q2 2006 - previously classified in Consumer Storage Solutions.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. Also includes miscellaneous Iomega services previously classified in Other Products.
(4) 2007 and 2006 includes $3.0 million and $8.7 million of goodwill impairment charges, respectively.
(5) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(6) 2007 and 2006 includes $0.5 million and $0.8 million of income associated with the sale of old patents, respectively.
(7) 2007 also includes a pre-tax cash benefit of $3.5 million related to a prior license of intellectual property.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006
ASSETS:
Cash and cash equivalents	$ 53,559	$ 53,356	$56,617
Restricted cash	93	92	88
Temporary investments	9,961	15,919	11,443
Total cash	63,613	69,367	68,148
Trade receivables, net	41,101	48,016	30,418
Inventories	79,883	68,183	42,593
Deferred income taxes	2,175	1,997	2,747
Other current assets	2,902	2,729	3,401
Total Current Assets	189,674	190,292	147,307
Property and equipment, net	3,867	4,458	6,553
Long-term cash investments	1,000	-	-
Intangible and other assets	10,667	10,719	13,554
	$ 205,208	$ 205,469	$167,414

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$ 61,951	$ 72,145	$35,105
Income taxes payable	3,368	2,002	454
Other current liabilities	27,862	26,183	32,475
Total Current Liabilities	93,181	100,330	68,034
Deferred income taxes	8,220	7,829	9,573
Long-term liabilities	2,652	2,891	-
Stockholders' equity	101,155	94,419	89,807
	$ 205,208	$ 205,469	$167,414

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	Dec. 31,
	2007	2006
Cash Flows from Operating Activities:
Net Income (Loss)	$10,055	$(8,843)
Revenue and Expense Adjustments (1)	8,102	8,546
	18,157	(297)
Changes in Assets and Liabilities:
Trade receivables	(11,972)	(279)
Restricted cash	(5)	168
Inventories	(39,313)	(14,980)
Other current assets	499	1,604
Accounts payable	26,846	(593)
Accrued restructuring	(1,873)	(2,533)
Other current liabilities and income taxes	4,233	(6,042)
Net cash used in operating activities	(3,428)	(22,952)

Cash Flows from Investing Activities:
Purchases of property and equipment	(573)	(1,906)
Proceeds from sales of assets	144	191
Additional payments associated with CSCI, Inc. acquisition	(120)	-
Purchase of CSCI, Inc. (net of $183,000 cash)	-	(4,339)
Sales of temporary investments	24,419	30,856
Purchases of temporary investments	(23,679)	(17,080)
Proceeds from ByteTaxi Inc. escrow fund	-	446
Net change in other assets and other liabilities	51	7
Net cash provided by investing activities	242	8,175

Cash Flows from Financing Activities:
Proceeds from sales of Common Stock	106	430
Tax benefit from dispositions of employee stock	22	21
Net cash provided by financing activities	128	451
Net Decrease in Cash and Cash Equivalents	(3,058)	(14,326)
Cash and Cash Equivalents at Beginning of Period	56,617	70,943
Cash and Cash Equivalents at End of Period	$53,559	$56,617

(1)  2007 and 2006 includes $3.0 million and  $8.7 million of non-cash, goodwill impairment charges, respectively.